                                                                     EXHIBIT 4.3



EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


Unless this Certificate is presented by an authorized representative of Deutsche Borse Clearing AG ("Clearing AG" or the "Depository"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Deutsche Borse Clearing AG or in such other name as is requested by an authorized representative of Clearing AG (and any payment is made to Clearing AG or to such other entity as is requested by an authorized representative of Clearing AG) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Clearing AG, has an interest herein.


                            FORD MOTOR CREDIT COMPANY
                           DEUTSCHE MARK 2,000,000,000

R1                                                             ISIN DE0002483005
                         5 1/4% Notes due June 16, 2008

            FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Deutsche Borse Clearing AG, or registered assigns, the principal sum of DEUTSCHE MARK TWO BILLION (DM2,000,000,000), or so much thereof as shall be outstanding from time to time as determined by the Trustee, as Security Registrar, and reflected in the Security Register, on June 16, 2008 unless earlier redeemed as herein provided, and to pay interest thereon from June 16, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on June 16 in each year, commencing June 16, 1999, at the rate of 5 1/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date. As used herein, "Business Day" means any day which is not a Saturday or a Sunday or a day on which banks in New York City or Frankfurt are authorized or obligated by law or regulation to close.

         Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and any interest on this Security will be made at the office of The Chase Manhattan Bank, New York, Frankfurt Branch ("Paying Agent"); provided, however, that at the option of the Company, payment of interest may be made by wire transfer of immediately available Deutsche Mark funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

         This Security is one of the duly authorized securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture dated as of February 1, 1985, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, as successor trustee to Manufacturers Hanover Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing up to Deutsche Mark 2,000,000,000 aggregate principal amount of the Company's 5 1/4% Notes due June 16, 2008. Notwithstanding anything to the contrary contained in this Global Security or the Indenture, so long as Securities of this series in definitive form are not issued, the aggregate principal sum of this Global Security together with the aggregate principal sum of the Global Security registered in the name of Cede & Co., as nominee of The Depository Trust Company, (or any successor depository) also representing the Company's 5 1/4 % Notes due June 16, 2008, shall at any one time, equal, but not exceed, Deutsche Mark 2,000,000,000.

     In accordance with the German Act Concerning the Redenomination of Debt Obligations into the Euro and in accordance with the draft European Council Regulation on Certain Provisions Relating to the Introduction of the Euro, the Company may, without the consent of the holder of this Security, by giving notice in the manner herein provided, with effect from a date to be determined by it (the "Redenomination Date"), after January 1, 1999 redenominate the aggregate principal amount of the Securities of this series, but not part thereof only, into the euro and, after such redenomination, shall pay principal of and interest on the Securities of this series in euro. In connection with the redenomination, the Company may (i) alter the tradable nominal amounts of the Securities of this series, and (ii) adjust the provisions of the Securities of this series and the Indenture to European market practice regarding the accrual basis in respect of interest payments for less than a year and regarding the business day definition.

     Such redenomination and any additional measures which may be taken pursuant to the preceding paragraph may be taken by unilateral declaration by the Company. Any alteration of the tradable nominal amounts shall be made in accordance with existing or anticipated market practice and, if consistent therewith, may be made by altering the tradable nominal amounts of the Securities of this series to 0.01 euro.

     Notice of any such redenomination shall be published as provided herein at least one month prior to the Redenomination Date with a copy to the Trustee and Paying Agent. Such notice shall:

      (a)  designate the issue,

      (b)  specify the Redenomination Date,

      (c) set forth the text of the amended provisions before and after the amendment of the Securities of this series, and

      (d) specify the Deutsche Mark/euro conversion rate fixed by the Council of the European Union.

      The Company shall not be obliged to exchange this Security for a new Security denominated in euro.

         Unless the Company redenominates the Securities of this series as set forth above, the Company must continue to pay principal of and interest on the Securities of this series in Deutsche Mark until December 31, 2001 after which all payments can only be made in euro.

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities of this series such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest thereon in respect of any beneficial owner thereof who is a non-United States person, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Securities of this series in respect of such beneficial owner, to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

     (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the beneficial owner of any portion of the Securities of this series, or a fiduciary, settlor, beneficiary, member or shareholder of such beneficial owner if such beneficial owner is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

     (a) being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States;

     (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

     (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

   (d) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

     (2) to any beneficial owner of the Securities of this series that is not the sole beneficial owner of any Security of this Series, or portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

     (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of a beneficial owner of any portion of the Securities of this series or any other person to comply with the certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of any portion of the Securities of this series, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

     (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

     (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

     (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

     (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Securities of this series, if such payment can be made without such withholding by any other paying agent; or

     (8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7).

The Securities of this series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable hereto. Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after June 8, 1998, the Company becomes or will become obligated to pay additional amounts as described above with respect to any Securities of this series or (b) any act is taken by a taxing authority of the United States on or after June 8, 1998, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts with respect to any Securities of this series, then the Company may, at its option, redeem, as a whole, but not in part, all of the Securities of this series on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption, provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Securities of this series. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Securities of this series pursuant to their terms.

     As used herein, the term "United States" means the United States of America (including the States and the District of Columbia), and its territories, its possessions and other areas subject to its jurisdiction; the term "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source; and "non-United States person" means a person who is not a United States person.

     Notices with respect to the Securities of this series will be published in newspapers published daily in The City of New York, in London, in Frankfurt, and, so long as the Securities of this series are listed on the Luxembourg Stock Exchange, in Luxembourg, and on the Singapore Stock Exchange, in Singapore. It is expected that publication will be made in The City of New York in The Wall Street Journal, in London in the Financial Times, in Frankfurt in the Borsen Zeitung, in Luxembourg in the Luxemburger Wort and in Singapore in the Business Times. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Security and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, matters relating to the redenomination of this Security into euro will be governed by and construed in accordance with the regulations of the Council of the European Union and the applicable laws and regulations of the Federal Republic of Germany.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon the registration of transfer hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

     No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security of this series for the same aggregate principal amount will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         In the event that Deutsche Borse Clearing AG, The Depository Trust Company or another depositary in respect of the Securities of this series is unwilling or unable to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Holder hereof shall surrender this Global Security to the Trustee for cancellation whereupon, in accordance with Section 3.05 of the Indenture, the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of DM1,000 and any integral multiple thereof, and in an aggregate principal amount equal to the principal amount of this Global Security at the time outstanding in exchange for this Global Security.

     All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

   Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Ford Motor Credit Company has caused this instrument to be signed by its Chairman of the Board, or its President, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, manually or in facsimile, and its corporate seal to be imprinted hereon.


Dated:  June 16, 1998                                  FORD MOTOR CREDIT COMPANY

                                                       Specimen
                                                       ------------------------
                                                       Chairman of the Board
[CORPORATE SEAL]


                                                       Specimen
                                                       ------------------------
                                                       Treasurer



Attest: Specimen
       ---------------------
       Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is the Global Security of the series designated therein referred to in the within-mentioned Indenture.



                      THE CHASE MANHATTAN BANK, As Trustee,


By  Specimen
    ---------------------
    Authorized Officer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or Type Name and Address including Zip Code of Assignee)

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the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:
--------------------------------

     NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York, Frankfurt or London or by a member of the New York Stock Exchange or other stock exchange.